Ronald W. Thiessen, President and CEO of Continental Minerals Corporation (TSX.V-KMK; OTC.BB-KMKCF) and Anthony Garson, President and CEO of China NetTV Holdings Inc. (OTC.BB-CTVH) are pleased to announce that ongoing core drilling continues to intersect long intervals of high-grade copper and gold mineralization at the Xietongmen project, located 240 kilometres southwest of Lhasa in Tibet, People's Republic of China.

Through a venture with China NetTV, Continental can earn a 60% interest in the Xietongmen property by making payments and project expenditures of US$10 million prior to November 9, 2007. Continental is the operator of the exploration programs on the property. The Xietongmen property hosts porphyry-like copper and gold mineralization within a four kilometre long alteration zone. Six drill rigs are on site and systematically delineating the new deposit discovery which is open to expansion in all lateral directions.

New results from drill holes numbered 5015, 5016 and 5018 are reported below. Assay results continue to show strong continuity of mineralization. A Property Location Map, a Drill Hole Plan and Cross Sections are posted on the partners' websites at www.continentalminerals.com & www.ctvh-holdings.com.



                             XIETONGMEN ASSAY TABLE

---------------------------------------------------------------------------------------------------------------------
       Drill           From     To (metres)  Intercept   Intercept      Cu1         Au1        CuEQ2       AuEQ2
       Hole          (metres)                (metres)     (feet)         %          g/t          %          g/t
---------------------------------------------------------------------------------------------------------------------
    5015                 48.3       363.9       315.6       1035       0.61        1.11        1.26        2.16
---------------------------------------------------------------------------------------------------------------------
    5015      Incl.     182.0       232.0        50.0        164       0.79        1.49        1.65        2.84
---------------------------------------------------------------------------------------------------------------------
    5015      Incl.     253.3       344.0        90.7        298       0.62        1.53        1.51        2.59
---------------------------------------------------------------------------------------------------------------------
    5016                 87.0       339.0       252.0        827       0.55        0.79        1.01        1.73
---------------------------------------------------------------------------------------------------------------------
    5017            Assays Pending
---------------------------------------------------------------------------------------------------------------------
    5018                 12.0       208.0       196.0        643       0.59        0.81        1.06        1.82
---------------------------------------------------------------------------------------------------------------------
    5018      Incl.      22.0       167.0       145.0        476       0.63        0.84        1.12        1.91
---------------------------------------------------------------------------------------------------------------------

1  Copper capped at 5%, gold capped at 10 g/t for all calculations.
2 Copper and gold equivalent calculations use metal prices of US$1.00/lb for copper and US$400/oz for gold.
   Adjustment factors to account for differences in relative metallurgical recoveries for gold and copper will depend upon the completion of definitive metallurgical testing.
   CuEQ = Cu % + (Au g/t x 12.86/22.046)
   AuEQ = (Cu % x 22.046/12.86) + Au g/t

As part of its commitment to responsible mineral development, the Continental/China NetTV venture has initiated a community engagement program. Active dialogue with the local residents in the Tibetan villages and the various authorities in the region will be ongoing in order that the project proceeds in a manner that respects local socio-economic priorities and provides benefits within the region as well as incorporating a high standard of environmental management.

Infrastructure for the project site includes a paved highway and a hydroelectric transmission line that pass near to the southern boundary of the property. The highway provides access to the city of Xigaze (population 130,000), approximately 53 kilometres to the east, where fuel, food, lodging and office facilities are available. Other supplies, heavy equipment, equipment operators and vehicles are readily obtainable in Lhasa.

Mark Rebagliati, P.Eng., a Qualified Person as defined under National Instrument 43-101, is supervising the drilling program and quality assurance and quality control ("QAQC") on behalf of Continental Minerals Corporation. The program includes rigorous QAQC procedures. Acme Analytical Laboratories of Vancouver, BC, an ISO 9001:2000 accredited laboratory, performs the sample preparation and assaying for the project. Gold analysis is by 30 g Fire Assay fusion with an Inductively Coupled Plasma-Emission Spectroscopy (ICP-ES) finish. Copper assays are done by four acid digestion with an ICP-ES finish. Continental includes standards, blanks and duplicates in addition to the laboratory's internal quality control work.

For further information:
Continental Minerals Corporation                       China NetTV Holdings Inc.
Tel:   604 684o 6365                                    Tel:  604 641 1366
Toll Free 1 800 667 2114                                www.ctvh-holdings.com
                                                        ---------------------
www.continentalminerals.com

                  No regulatory authority has approved or disapproved the information contained in this news release.

This release includes certain statements that may be deemed "forward-looking statements". All statements in this release, other than statements of historical facts, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the companies expect are forward-looking statements. Although the companies believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements.

For more information on Continental Minerals Corporation, Investors should review the Company's annual Form 20-F filing with the United States Securities Commission and its home jurisdiction filings that are available at www.sedar.com.

For more  information on China NetTV Holdings Inc.,  Investors should review the
Company's  annual  Form  with  the  United  States   Securities   Commission  at
www.sec.gov.